 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 333-100934 of the Allstate Life of New York Variable Life Separate Account A of Allstate Life Insurance Company of New York (the “Company”) on Form N-6 of our report dated March 27, 2020 on the financial statements and financial highlights of each of the Sub-Accounts of the Allstate Life of New York Variable Life Separate Account A appearing in the Statement of Additional Information, which is part of such Registration Statement and to the incorporation by reference of our report dated March 6, 2020 relating to the financial statements of Allstate Life Insurance Company of New York, appearing in the Registration Statement on Form S-1 for the year ended December 31, 2019.
We also consent to the references to us under the heading “Experts” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 10, 2020